Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Barbara K. Hembree
February 20, 2009		317.465.0445
		bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis Announces

2008 Fourth Quarter Dividend

Indianapolis, IN—On February 20, 2009, the Board of Directors (Board) of the Federal Home Loan Bank of Indianapolis (FHLBI) declared dividends on B-1 and B-2 stock at annualized rates of 4.00% and 3.20%, respectively. These dividends will be paid in cash on February 20, 2009. Under the FHLBI’s Capital Plan, dividends are ordinarily declared the 10th business day after the end of the quarter with payment made around the 15th business day. As previously announced, the Board extended this time period to allow for a more detailed review of our private-label mortgage-backed securities (MBS) for potential other-than-temporary impairment.

This dividend is 75 basis points lower than the rate paid in the previous quarter. The FHLBI management and Board believe it is a competitive return given the dramatic drop in interest rates that occurred throughout 2008. The FHLBI has determined that none of its private-label MBS were other-than-temporarily impaired as of December 31, 2008. We believe this dividend reduction is prudent given the challenging economic environment.

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q which include factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

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Building Partnerships, Serving Communities

The Federal Home Loan Bank of Indianapolis (FHLBI) is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations. The FHLBI is owned by its financial institution members, which include commercial banks, credit unions, insurance companies, and savings banks headquartered in Indiana and Michigan. For more information about the FHLBI and its Affordable Housing Program, visit www.fhlbi.com.

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